Davis Series, Inc.
File Number 811-02679
For the period ending 06/30/2017

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:

Series 1

74U.	1.	Number of shares outstanding (000's omitted)
		Class A		8918

	2.	Number of shares outstanding of a second class of shares of
		open-end company (000's omitted)
		Class B		33
		Class C		3484
		Class Y		6302


74V.	1.	Net asset value per share (to nearest cent)
		Class A	$	34.06

	2.	Net asset value per share of a second class of open-end
		Company shares (to nearest cent)
		Class B	$	25.72
		Class C	$	28.17
		Class Y	$	35.67

Series 2

72DD.	1.	Total income dividends for which record date passed during
		the period (000's omitted)
		Class A	$	77

	2.	Dividends for a second class of open-end company shares
		(000's omitted)
		Class Y	$	12


73A.	1.	Dividends from net investment income (per share)
		Class A	$	0.0153

	2.	Dividends for a second class of open-end company shares
		(per share)
		Class Y	$	0.0215


74U.	1.	Number of shares outstanding (000's omitted)
		Class A		4855

	2.	Number of shares outstanding of a second class of shares of
		open-end company (000's omitted)
		Class B		99
		Class C		1132
		Class Y		501


74V.	1.	Net asset value per share (to nearest cent)
		Class A	$	5.37

	2.	Net asset value per share of a second class of open-end
		Company shares (to nearest cent)
		Class B	$	5.29
		Class C	$	5.36
		Class Y	$	5.41

Series 3

72DD.	1.	Total income dividends for which record date passed during
		the period (000's omitted)
		Class A	$	163

	2.	Dividends for a second class of open-end company shares
		(000's omitted)
		Class B	$	3
		Class C	$	4
		Class Y	$	7


73A.	1.	Dividends from net investment income (per share)
		Class A	$	0.0008

	2.	Dividends for a second class of open-end company shares
		(per share)
		Class B	$	0.0008
		Class C	$	0.0008
		Class Y	$	0.0008


74U.	1.	Number of shares outstanding (000's omitted)
		Class A		213445

	2.	Number of shares outstanding of a second class of shares of
		open-end company (000's omitted)
		Class B		4211
		Class C		4623
		Class Y		9284


74V.	1.	Net asset value per share (to nearest cent)
		Class A	$	1.00

	2.	Net asset value per share of a second class of open-end
		Company shares (to nearest cent)
		Class B	$	1.00
		Class C	$	1.00
		Class Y	$	1.00

Series 4

74U.	1.	Number of shares outstanding (000's omitted)
		Class A		11765

	2.	Number of shares outstanding of a second class of shares of
		open-end company (000's omitted)
		Class B		39
		Class C		3967
		Class Y		9235


74V.	1.	Net asset value per share (to nearest cent)
		Class A	$	48.08

	2.	Net asset value per share of a second class of open-end
		Company shares (to nearest cent)
		Class B	$	38.28
		Class C	$	40.25
		Class Y	$	49.56

Series 5

72DD.	1.	Total income dividends for which record date passed during
		the period (000's omitted)
		Class A	$	410

	2.	Dividends for a second class of open-end company shares
		(000's omitted)
		Class C	$	34
		Class Y	$	393


73A.	1.	Dividends from net investment income (per share)
		Class A	$	0.1600


2.	Dividends for a second class of open-end company shares
		(per share)
		Class C	$	0.0290
		Class Y	$	0.2230


74U.	1.	Number of shares outstanding (000's omitted)
		Class A		2580

	2.	Number of shares outstanding of a second class of shares of
		open-end company (000's omitted)
		Class B		30
		Class C		1016
		Class Y		1772


74V.	1.	Net asset value per share (to nearest cent)
		Class A	$	36.82

	2.	Net asset value per share of a second class of open-end
		Company shares (to nearest cent)
		Class B	$	36.27
		Class C	$	36.96
		Class Y	$	36.99

Series 6

72DD.	1.	Total income dividends for which record date passed during
		the period (000's omitted)
		Class A	$	647

	2.	Dividends for a second class of open-end company shares
		(000's omitted)
		Class C	$	7
		Class Y	$	261


73A.	1.	Dividends from net investment income (per share)
		Class A	$	0.1800

	2.	Dividends for a second class of open-end company shares
		(per share)
		Class C	$	0.0140
		Class Y	$	0.2320


74U.	1.	Number of shares outstanding (000's omitted)
		Class A		3520

	2.	Number of shares outstanding of a second class of shares of
		open-end company (000's omitted)
		Class B		36
		Class C		475
		Class Y		1159


74V.	1.	Net asset value per share (to nearest cent)
		Class A	$	39.73

	2.	Net asset value per share of a second class of open-end
		Company shares (to nearest cent)
		Class B	$	39.15
		Class C	$	39.72
		Class Y	$	40.26